SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2003


                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460
Vancouver, British Columbia, Canada                          V6C 1H2
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
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Commission File Number:  000-30258
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(Former name or former address,                              (Zip Code)
if changed since last report.)




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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.


ITEM 5. OTHER EVENTS

We are pleased to report that the initial cash call has been forwarded to the operator for our recently announced proposed 50 well drill program in Saskatchewan, Canada. The next set of wells are scheduled to commence drilling within the next two weeks. Bernard McDougall, our president stated, "This is a very exciting project for the company and for MSEV's shareholders. This region is one of the most prolific in Canada and with the operator's success on the first ten wells, we anticipate similar results going forward on this project. This is the kind of project that could add significant revenue and oil reserves for the company for many years to come. This is a very opportune time for this drill program because current oil prices are starting to move higher approaching $30 per barrel again."

Saskatchewan is one of the largest oil producers in Canada, second only to Alberta. The province produces approximately 20% of total Canadian oil production. Cumulative oil production from Saskatchewan as of December 31, 2000 was 3.6 billion barrels. Remaining recoverable reserves are estimated to be 1.2 billion barrels. More than 18,000 active wells in Saskatchewan produce in excess of 400,000 barrels of oil per day.

We are also currently conducting due diligence on another large potential gas project also located in Saskatchewan, Canada.




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




Both wells that were recently completed and put on-line for sales on the Green Ranch Prospect in Texas are producing and are generating revenue for the company. We are in the midst of generating a substantial multi-well program to attempt to exploit the new formation that was discovered while testing the Z2 well and we are hoping that the Z3 well will commence drilling in the near term.

Bernard McDougall, our president stated, "Once this project commences, it will give us two major multi well drill programs. There are few, if any, stocks trading at MSEV's level that can boast the kind of upside the company can from the drilling programs MSEV is undertaking right now. We are very excited about the future growth prospects for MSEV."

We are an emerging oil and gas company with the goal of becoming a mid-range oil and gas producer that focuses on the North American marketplace.


ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.


ITEM 7. FINANCIAL STATEMENTS

Not Applicable.


ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.


ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.























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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MICRON ENVIRO SYSTEMS, INC.



/s/ Bernard McDougall
----------------------------------
Bernard McDougall
President & Director

Date:   May 22, 2003




























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